AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2002
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           MTI TECHNOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                        95-3601802
         (State or other jurisdiction of         (I.R.S. Employer
         incorporation or organization)         Identification No.)


                            4905 EAST LA PALMA AVENUE
                            ANAHEIM, CALIFORNIA 92807
                                 (714) 970-0300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             THOMAS P. RAIMONDI, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            4905 EAST LA PALMA AVENUE
                            ANAHEIM, CALIFORNIA 92806
                                 (714) 970-0300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                             Robert M. Mattson, Jr.
                                 Tamara P. Tate
                                Brandon C. Parris
                             MORRISON & FOERSTER LLP
                      19900 MacArthur Boulevard, 12th Floor
                            Irvine, California 92612
                                 (949) 251-7500

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                 SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                      AMOUNT TO BE          PROPOSED MAXIMUM         PROPOSED MAXIMUM OFFERING      AMOUNT OF
 TITLE OF SHARES TO BE REGISTERED    REGISTERED (1)   OFFERING PRICE PER SHARE (2)          PRICE (2)            REGISTRATION FEE
Common Stock, $0.001 par value,
issuable upon exercise of warrants
to purchase shares of common stock   190,678 shares        $ 1.03                          $196,398.34              $  18.07

(1) This registration statement also covers an indeterminate number of shares that may be issued in connection with an adjustment in the amount of shares to be issued upon exercise of the warrants as a result of any stock split, stock dividend or similar transaction, as provided by Rule 416 under the Securities Act.

(2) Estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low sale prices reported on March 26, 2002, as reported on the Nasdaq National Market.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED APRIL 2, 2002

PRELIMINARY PROSPECTUS

                                 190,678 SHARES

                                     [LOGO]

                           MTI TECHNOLOGY CORPORATION


      This prospectus relates to resales of 190,678 shares our common stock from time to time that are issuable upon exercise of warrants we granted to the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of these shares. However, we will receive proceeds if and when the warrants are exercised by the selling stockholders. Information on the selling stockholders, and the times and manner in which they may offer and sell shares of our common stock under this prospectus, is provided under "Selling Stockholders" and "Plan of Distribution" in this prospectus.

      Our common stock is listed on the Nasdaq National Market under the symbol "MTIC." On April 1, 2002, the last reported sale price for our common stock was $0.91 per share.


      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT RISKS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is       , 2002

                                TABLE OF CONTENTS

                                                                        Page
      Where You Can Find Additional Information ..............           i
      Incorporation of Certain Documents By Reference ........           i
      Forward-Looking Statements .............................           ii
      Prospectus Summary .....................................           1
      The Offering ...........................................           2
      Risk Factors ...........................................           3
      Use of Proceeds ........................................           12
      Dividend Policy ........................................           12
      Selling Stockholders ...................................           13
      Plan of Distribution ...................................           15
      Legal Matters ..........................................           17
      Experts ................................................           17

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") under the Exchange Act of 1934, as amended. You may read and copy this information at the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

      Information with respect to us also may be obtained from us at 4905 East La Palma Avenue, Anaheim, California 92807, or by telephone at (714) 970-0300.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents have been filed with the SEC and are incorporated by reference in this prospectus:

      -     our Annual Report on Form 10-K for the year ended April 7, 2001;

      - our Amended Annual Report on Form 10-K/A for the year ended April 7, 2001, filed with the SEC on June 20, 2001;

      - our Quarterly Reports on Form 10-Q for the quarters ended July 7, 2001, October 6, 2001 and January 5, 2002;

      - the description of the Registrant's Common Stock contained in the Registrant's Statement on Form 8-A, filed February 15, 1994 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

      - all other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Written or telephone requests should be directed to MTI Technology Corporation, 4905 East La Palma Avenue, Anaheim, California 92807, Attention: Investor Relations; telephone (714) 970-0300.

                           FORWARD-LOOKING STATEMENTS

           This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. Such statements include statements regarding our expectations, hopes or intentions regarding the future, including but not limited to statements regarding our strategy, competition, expenses, development plans, financing, indebtedness, revenues, operations. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in "Risk Factors" and elsewhere in this prospectus. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus. We assume no obligation to update any forward-looking statement. Before investing in our common stock, you should be aware that the occurrence of the events described under "Risk Factors" and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                               PROSPECTUS SUMMARY

      This summary may not contain all the information that may be important to your investment decision. You should carefully read the entire prospectus, including the documents incorporated herein by reference, particularly the risks of investing in our common stock discussed under the caption "Risk Factors." In particular, you should read our consolidated financial statements and accompanying notes that are incorporated herein by reference before you decide to buy our common stock.


                           MTI TECHNOLOGY CORPORATION


      We are a leading provider of high-availability, fault-tolerant solutions for the storage marketplace. We design, develop, manufacture, sell and support a complete line of integrated products and services that provide customers with a full range of hardware, software and networking components as well as professional consulting services, which we combine into one solution to provide our customers with continuous access to online information. We have historically sold our products and services to Global 2000 companies for their data center computing environments.

      Our solutions are compatible with Sun Solaris, HP-UX, Windows NT, Novell Netware, IBM AIX, Compaq Tru64 and Linux operating systems, which enable us to address a broad range of customer applications and markets.

      Our customers represent a cross section of industries and governmental agencies and range from Global 2000 companies to small businesses. No single customer accounted for more than 10 percent of total revenue during fiscal years 2001, 2000 and 1999.

      We were incorporated in California in March 1981 and reincorporated in Delaware in October 1992. Our principal executive offices are located at 4905 East La Palma Avenue, Anaheim, California 92807. Our telephone number at that location is (714) 970-0300. References in this prospectus to "we," "our," "us" and "MTI" refer to MTI Technology Corporation and its consolidated subsidiaries. Our web site can be found at www.mti.com. The information contained on, or linked to, our web site does not constitute part of this prospectus.

      Vivant is our registered trademark. MTI, the MTI logo, PathFinder, DataShield and MTI Data Services are our trademarks. All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

                                  THE OFFERING

Common stock offered by Selling Stockholders .......   190,678 shares

Use of proceeds.....................................   We will not receive any of the proceeds from the sale of
                                                       the shares being sold by the selling stockholders. See
                                                       "Use of Proceeds" on page 12 for more detailed information.

Nasdaq National Market Symbol.......................   MTIC

                                  RISK FACTORS

      Any investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition and results of operations would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

WE WILL NEED ADDITIONAL CAPITAL TO CONTINUE TO CARRY ON OUR EXISTING OPERATIONS, AND SUCH ADDITIONAL FINANCING MAY NOT BE AVAILABLE.

      We require substantial working capital to fund our business. We use cash generated from our operations, equity capital, bank financings and sales of our equity securities to fund capital expenditures, as well as to invest in and operate our existing operations. We need additional sources of financing in order to carry on our operations as presently conducted, and the Company is actively exploring financing alternatives which may include bank borrowings or public or private offerings of equity or debt securities. We cannot assure you that such additional sources of financing will be available on acceptable terms, if at all. If additional sources of financing are not available, we intend to implement measures to conserve cash and reduce costs, which may include, among other things, making additional cost reductions. However, there is no assurance that such measures would be successful. Our failure to raise additional funds or to secure an additional credit facility would adversely affect our ability to:

      -     maintain, develop or enhance our product offerings;

      -     take advantage of future opportunities;

      -     respond to competitive pressures; or

      -     continue operations in the short-term.

      Additional funds raised through the issuance of equity securities or securities convertible into our common stock may have the following negative effects on the then current common stockholders:

      -     dilution in percentage of ownership in MTI; and

      - the rights, preferences or privileges of the new security holders may be senior to those of the common stockholders.

OUR SECURITIES MAY BE REMOVED FROM NASDAQ LISTING.

        Our securities are currently listed and traded on the Nasdaq National Market. To maintain our listing, we must meet Nasdaq's required continued listing standards including minimum stockholders' equity, number of shareholders and bid price. If our closing bid price were to fall below $1.00 per share for 30 consecutive trading days, we would be subject to Nasdaq's delisting procedures. On March 26, 2002 our closing bid price was $.90 per share. There can be no assurance that we will be in compliance with the continued listing standards in the future. Failure to comply with any of the continued listing standards may cause our stock to be removed from listing on Nasdaq. Should this happen, we may not be able to secure listing on other exchanges or quotation systems. This would materially adversely affect the price and liquidity of our common stock.

WE CANNOT PREDICT THE LONG-TERM IMPACT OF OUR RECENT COST REDUCTION MEASURES.

      We recently implemented measures in an effort to reduce costs. These main measures included reductions in our workforce and the elimination of certain under-utilized facilities, including our sales and support offices in North Carolina, Boston and Sunnyvale, California. We reduced the number of our full-time employees from 549 on April 7, 2001 to 426 on March 6, 2002. We cannot predict with any certainty the long-term impact of our workforce reductions and any reductions we are compelled to make in the future. Reductions in our workforce could negatively impact our financial condition and results of operations, as well as make it difficult to motivate and retain remaining employees, which would affect our ability to deliver our products in a timely fashion and otherwise negatively affect our business. We also cannot assure you that these measures will be successful in achieving the expected benefits within the expected time frames or that the workforce reductions will not impair our abilities to achieve our current or future business objectives.

WE ARE EXPOSED TO GENERAL ECONOMIC CONDITIONS.

      Our business depends on general economic and business conditions. Continued softness in the information technology market in both the United States and in Europe and consumers' uncertainty about the global economic condition could result in reduced demand for our products and services. As a result of the weakened global economy, consumers are postponing or reducing expenditures, causing our revenue, our operating results, and our financial condition to decline. The downturn also has led to restructuring actions. Further delays or reductions in information technology spending could have a material adverse effect on demand for our products and services, and thus, our operating results.

OUR BUSINESS COULD BE AFFECTED ADVERSELY AS A RESULT OF A WEAKENING DEMAND IN THE TECHNOLOGY MARKET.

      Our profitability depends upon the demand for information storage hardware, software and services as a whole. A decreasing demand for information-storage systems, software and services because of a weakening economy or otherwise, could result in decreased earnings.

A SIGNIFICANT PORTION OF OUR SALES OCCUR IN THE LAST MONTH OF A GIVEN QUARTER AND WE OPERATE WITHOUT A SIGNIFICANT BACKLOG OF ORDERS. CONSEQUENTLY, OUR RESULTS OF OPERATIONS FOR THAT QUARTER MAY NOT MEET OUR EXPECTATIONS.

      We have experienced historically a significant portion of our orders, sales and shipments in the last month or weeks of each quarter. We expect this pattern to continue, and possibly to increase, in the future. This uneven pattern makes our ability to forecast revenues, earnings and working capital requirements for each quarter extremely difficult and uncertain. If we do not receive orders that we have anticipated or complete shipments within a given quarter, our results of operations could be harmed materially for that quarter. Also, we operate without a significant backlog of orders. As a result, our quarterly sales and operating results in any given quarter are dependent, in large part, upon the volume and timing of orders booked and products shipped during that quarter. Accordingly, we may be unable to adjust spending in a timely manner to compensate for any unanticipated decrease in our orders, sales or shipments. Therefore, any decline in the demand for our products and services, in relation to our forecast for any given quarter, could materially harm our results of operations.

THE MARKETS FOR OUR PRODUCTS ARE INTENSELY COMPETITIVE WHICH MAY LEAD TO REDUCED SALES OF OUR PRODUCTS, REDUCED PROFITS AND REDUCED MARKET SHARE FOR OUR BUSINESS.

      The markets for our products are intensely competitive, and we expect competition to intensify in the future. If we fail to maintain or enhance our competitive position, we could experience pricing pressures and reduced sales, margins, profits and market share, each of which could materially harm our business. Furthermore, our new products and technologies may depress the sales of existing products and technologies. We must manage product transitions successfully so that the introductions of the new products do not adversely affect our sales of existing products. Our customers' requirements and the technology available to satisfy those requirements are continually changing. Therefore, we must be able to respond to these changes in order to remain competitive. The principal elements of competition in our markets include:

      -     ability to introduce new technology;

      -     product quality, reliability and performance;

      -     quality of service and support; and

      -     responsiveness to customer and market needs.

      We have a number of competitors in various markets, including: EMC, Hewlett-Packard, Sun Microsystems, IBM, Compaq and Network Appliance, each of which has substantially greater name recognition, engineering, manufacturing and marketing capabilities, and greater financial, technological and personnel resources than we do.

OUR QUARTERLY RESULTS MAY FLUCTUATE FROM PERIOD TO PERIOD. THEREFORE, HISTORICAL RESULTS MAY NOT BE EITHER INDICATIVE OF FUTURE RESULTS OR HELPFUL IN EVALUATING THE RESULTS OF OUR BUSINESS.

      We have experienced quarterly fluctuations in operating results and we anticipate that these fluctuations may continue into the future. These fluctuations have resulted from, and may continue to be caused by, a number of factors, including:

      -     changes in demand for our Vivant line of products and services;

      - the introduction of new products by our competitors and competitive pricing pressures;

      -     the size, timing and terms of customer orders;

      - the timing of the introduction of new products and new versions of our products;

      -     shifts in our product mix;

      -     changes in our operating expenditures;

      - the timing of sales, marketing, research and development expenditures; and

      - decreases in our gross profit as a percentage of revenues for mature products.

      Accordingly, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful and that such comparisons cannot be relied upon as indications of our future performance. We cannot assure you that we will be profitable on a quarter-to-quarter basis or that our future revenues and operating results will meet or exceed the expectations of securities analysts and investors, any of which could cause a significant adverse change in the trading price of our common stock.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON OUR ABILITY TO INTRODUCE NEW PRODUCTS ON A TIMELY BASIS.

      We believe that the development and introduction of new, innovative products with features that respond to our customers' changing demands and incorporate new technological standards will be critical to our future success. We may not be able to design and manufacture products that address customer needs or achieve market acceptance. Any significant delay or failure by us to design, manufacture and successfully introduce new products could harm our business materially. Our ability to successfully introduce new products depends on several factors, including:

      -     timely completion of product design;

      -     achievement of acceptable manufacturing yields; and

      -     market acceptance.

      We face additional risks inherent in new product introductions, including:

      -     competitors' responses to our product introductions;

      -     pricing pressures from competitors' products;

      -     difficulties in forecasting customer demand;

      - the desire of customers to evaluate new products for longer periods of time; and

      -     unanticipated development problems or delays.

      These risks may result in unanticipated costs, diversion of management's attention or the abandonment of the development of a specific product. In addition, we may not be able to effectively manage the transitions to new products or new technologies, which could harm our business materially.

OUR SYSTEMS ARE COMPLEX AND MAY CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS THAT COULD BE DIFFICULT, COSTLY, AND TIME CONSUMING TO REPAIR.

      Undetected software or hardware errors frequently occur in networking products when they are first introduced or as new versions of products are released. Our systems are complex, and from time to time we may find errors in our existing, new, or enhanced products. Also, our systems are combined with products and components made by other vendors, and if errors occur, it may be difficult to identify the source of the problem. These errors, whether caused by our or another vendor's products, could:

      -     adversely affect sales of our products;

      -     cause us to incur significant warranty and repair costs;

      - divert the attention of our engineering personnel from our product development efforts;

      -     cause significant customer relations problems;

      -     harm our competitive position;

      -     hurt our reputation; and

      -     cause purchase delays.

Any of these effects could materially harm our business or results of operations.

WE ARE DEPENDENT UPON LIMITED SOURCE SUPPLIERS FOR PRINCIPAL COMPONENTS USED IN OUR PRODUCTS, AND DISRUPTIONS IN SUPPLY OR SIGNIFICANT INCREASES IN COMPONENT COSTS COULD HARM OUR BUSINESS MATERIALLY.

      We currently purchase several key materials used in the manufacture of our products from single or limited source suppliers. For example, for our Vivant product line, we currently purchase disk drives from Seagate Technology, Inc. and Xyratex Corporation, chipsets from Arrow Electronics, a distributor of the QLogic chipsets, and RAID controllers for the Vivant "S" series from Xyratex, an OEM for IBM/Mylex. We may fail to obtain required materials in a timely manner in the future, or could experience further delays from evaluating and testing the products of these potential alternative suppliers. The recent softening of demand in the telecommunications industry could adversely impact the financial condition of our suppliers, many of whom have limited financial resources. We have in the past, and may in the future, be required to provide advance payments in order to secure key materials from financially limited suppliers. Financial or other difficulties faced by these suppliers could limit the availability of key components or materials. Additionally, financial difficulties could impair our ability to recover advances made to these suppliers. Any interruption or delay in the supply of any of these materials, or the inability to obtain these materials from alternate sources at acceptable prices and within a reasonable amount of time, would impair our ability to meet scheduled product deliveries to our customers and could cause customers to cancel orders.

WE ORDER COMPONENTS AND MATERIALS BASED UPON ROLLING FORECASTS WHICH COULD CAUSE US TO OVERESTIMATE OR UNDERESTIMATE OUR ACTUAL REQUIREMENTS. THIS COULD CAUSE US TO INCREASE OUR COSTS, NEEDLESSLY OR PREVENT US FROM MEETING CUSTOMER DEMAND.

      We use rolling forecasts based upon anticipated product orders to determine our component requirements. Lead times for materials and components that we order vary significantly and depend upon factors such as specific supplier requirements, contract terms and current market demand for such components. As a result, our component requirement forecasts may not be accurate. If we overestimate our component requirements, we may have excess inventory, which would increase our costs. If we underestimate our component requirements, we may have inadequate inventory, which could interrupt our manufacturing and delay delivery of our products to our customers. Any of these occurrences would affect unfavorably our business and results of operations.

WE DEPEND UPON OUR KEY PERSONNEL.

      We believe that our success is dependent, to a significant extent, upon the efforts and abilities of our senior-management team, particularly our executive officers. The loss of the services of our executive officers could harm materially our business. The failure to retain key members of our senior-management team, or to implement a succession plan to prepare qualified individuals to join us upon the loss of a member of our senior-management team, could harm materially our business. In addition, a number of the members of our senior management team joined us recently, as we replaced certain management personnel. Thus, our management team has had limited time to work together and as a result, may have difficulty working together to successfully manage our business.

WE ARE SUBJECT TO FINANCIAL AND OPERATING RISKS ASSOCIATED WITH INTERNATIONAL SALES.

      International sales represent a significant portion of our total revenue. For example, international sales represented 34% of our total sales for the first nine months of fiscal year 2002. If we are unable to maintain international market demand for our products, our results of operations could be materially harmed. Our international business is subject to the financial and operating risks of conducting business internationally, including:

      - unexpected changes in, or impositions of, legislative or regulatory requirements;

      -     fluctuating exchange rates, tariffs and other barriers;

      -     difficulties in staffing and managing foreign subsidiary operations;

      -     import or export restrictions;

      - greater difficulties in accounts receivable collection and longer payment cycles;

      -     potentially adverse tax consequences;

      - potential hostilities and changes in diplomatic and trade relationships;

      -     changes in a country's economic or political conditions; and

      -     differing customer and/or technology standards requirements.

      All of our sales in international markets are priced in the applicable local currencies and are subject to currency exchange rate fluctuations. We currently enter into foreign currency exchange contracts on a limited basis in an attempt to minimize foreign currency exposure, which can be costly or limited in their effectiveness. If we are faced with significant changes in the regulatory and business climate in our international markets, our business and results from operations could suffer.

      In the future, we may expand our international presence in other markets which may require significant financial and managerial resources. Also, expansion into new international markets may involve additional risks, including uncertainty of market acceptance of our products because of language, cultural or other barriers, and differences in technologies and computing infrastructures needed to use our products and services. If our international expansion efforts do not yield anticipated levels of sales, our business and results from operations could be harmed materially.

TERRORIST ACTIVITIES AND RESULTING MILITARY AND OTHER ACTIONS COULD ADVERSELY AFFECT OUR BUSINESS.

      The terrorist attacks in New York and Washington, D.C. have disrupted commerce throughout the United States and Europe. The continued threat of terrorism within the United States and Europe and the military action and heightened security measures in response to such threat may cause significant disruption to commerce throughout the world. To the extent that such disruptions result in delays or cancellations of customer orders, delays in collecting cash, a general decrease in corporate spending on information technology, or our inability to effectively market, manufacture or ship our products, our business and results of operations could be materially and adversely affected. We are unable to predict whether the threat of terrorism or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have any long-term material adverse effect on our business, results of operations or financial condition.

OUR INTELLECTUAL PROPERTY IS CRITICAL TO OUR BUSINESS AND, IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, THE SUCCESS OF OUR BUSINESS AND OUR RESULTS OF OPERATIONS COULD BE HARMED MATERIALLY.

      Our intellectual property includes patents, proprietary technology, trade secrets, copyrights, and trademarks. We rely upon a combination of intellectual property laws and employee and third-party non-disclosure agreements to protect our intellectual property rights. Third parties may infringe upon our intellectual property rights, and we may be unable to detect this unauthorized usage or to enforce our rights effectively. Any legal action that we may bring to protect our intellectual property rights could be expensive and distract our management from day-to-day operations. Further, the laws of some countries in which we sell our products do not protect our intellectual property rights to the same extent as do the laws in the United States. Unauthorized usage or misappropriation of our intellectual property could harm our business materially.

WE MAY FACE COSTLY DAMAGES OR LITIGATION COSTS IF THIRD PARTIES CLAIM THAT WE INFRINGE UPON THEIR INTELLECTUAL PROPERTY RIGHTS.

      Our business activities may infringe upon the proprietary rights of others, and other parties may assert infringement claims against us. In addition, in the future, we may receive communications from other parties asserting that our intellectual property infringes on their proprietary rights. If we become liable to any third party for infringing its intellectual property rights, we could be required to pay substantial damage awards and to develop non-infringing technology, obtain licenses, or to cease selling the applications that contain the infringing intellectual property. We could have to redesign our products, which could be costly and time consuming and could substantially delay product shipments, assuming that a redesign is feasible. We may be unable to develop non-infringing technology or to obtain licenses on commercially-reasonable terms, if at all. Litigation is subject to inherent uncertainties, and any outcome unfavorable to us could materially harm our business. Furthermore, we could incur substantial costs in defending against any intellectual-property litigation, and these costs could increase significantly if any dispute were to go to trial. Our defense of any litigation, regardless of the merits of the complaint, likely would be time-consuming, costly, and a distraction to our management personnel. Adverse publicity related to any intellectual property litigation also could harm the sale of our products and damage our competitive position.

IF WE ARE UNABLE TO COMPLY WITH EVOLVING INDUSTRY STANDARDS AND GOVERNMENT REGULATIONS, WE MAY BE UNABLE EITHER TO SELL OUR SYSTEMS OR TO BE COMPETITIVE IN THE MARKETPLACE.

      Our systems must comply with current industry standards and government regulations in the United States and internationally. Any new products and product enhancements that we introduce in the future also must meet industry standards and government regulations at the time they are introduced. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals could materially harm our business. In addition, such compliance may be time consuming and costly. Our systems integrate SAN and NAS technologies into a single storage architecture. Components of the SAN and NAS must comply with evolving industry standards. We also depend upon companies that provide other components of the SAN and NAS to meet these standards. If our vendors or customers do not support the same industry standards that we do, or if competing standards emerge that we do not support, market acceptance of our products could suffer.

AN ADVERSE JUDGMENT IN THE SECURITIES ACTION LITIGATION IN WHICH WE AND SEVERAL OF OUR OFFICERS ARE DEFENDANTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND LIQUIDITY.

      From July through September 2000, several class action complaints were filed against us and several of our officers, alleging that we were aware of adverse information that we failed to disclose primarily during fiscal 2000 and, hence, that we violated specified provisions of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The plaintiffs in those cases filed a consolidated amended complaint in the federal court for the Central District of California on or about December 5, 2000, making similar allegations. We filed a motion to dismiss the complaint which the district court granted, however, the plaintiffs filed an amended complaint, and, on October 9, 2001, the district court denied our motion to dismiss the amended complaint. The amended complaint alleges a class period from July 22, 1999 to July 12, 2000.

      The plaintiffs have not specified the amount of damages they seek. Although we believe the alleged claims in this lawsuit are without merit and are defending the lawsuit vigorously, due to the inherent uncertainties of the litigation process and the judicial system, we are unable to predict the outcome of this litigation. This litigation may result in substantial costs and distract management's attention and resources. In addition, a judgment against us in this case could have a material adverse effect on our results of operations and liquidity.

OUR STOCK OWNERSHIP IS CONCENTRATED IN A SINGLE STOCKHOLDER, AND OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CORPORATE DECISIONS.

      Raymond J. Noorda, our Chairman of the Board, is also the Chairman of the Board of our largest stockholder, The Canopy Group, Inc. ("Canopy"). Ralph J. Yarro III, our Director, is also the Director and President and Chief Executive Officer of Canopy. Canopy beneficially owns approximately 45% of our outstanding common stock and is able to substantially affect our actions which require stockholder approval, including the election of the Board of Directors and the approval of significant corporate transactions. This concentration of ownership may delay or prevent a change in control of us and will make some transactions difficult or impossible without Mr. Noorda's or Mr. Yarro's support.

OUR STOCK PRICE MAY BE VOLATILE, WHICH COULD LEAD TO LOSSES BY INVESTORS AND TO SECURITIES LITIGATION.

      The value of your investment in our company could decline due to the impact of any of the following factors upon the market price of our common stock:

      -     variations between our actual and anticipated earnings;

      - the timing and announcement of new products by us or by our competitors;

      -     services or technological innovations by us or by our competitors;

      - failure of our results from operations to meet the expectations of public market analysts and investors;

      - changes in revenue or earnings estimates by the investment community;

      - speculation in the press or investment community about our business or our competitive position;

      -     the volume of trading in our common stock; and

      - market conditions broadly and the trading price of shares of technology companies generally.

      In addition, stock markets, particularly the Nasdaq National Market, have experienced extreme price and volume fluctuations, and the market prices of securities of companies such as ours have been highly volatile. These fluctuations have often been unrelated to the operating performance of such companies. Fluctuations such as these may affect the market price of our common stock. Substantial sales of our common stock after this offering could also cause our stock price to decline. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and could divert our management's attention and resources.

WE HAVE ADOPTED ANTI-TAKEOVER DEFENSES THAT COULD AFFECT THE PRICE OF OUR COMMON STOCK.

      Our restated certificate of incorporation and bylaws contain various provisions, including notice provisions, provisions for staggered terms of office of the board of directors, and provisions authorizing us to issue preferred stock, that may make it more difficult for a third party to acquire, or may discourage acquisition bids for, our company. Also, the rights of holders of our common stock may be affected adversely by the rights of holders of any preferred stock that we may issue in the future that would be senior to the rights of the holders of our common stock. Furthermore, we are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

      Substantial sales of our common stock, including shares issued upon exercise of our outstanding options, in the public market following this offering, or the perception by the market that these sales could occur, could lower our stock price or make it difficult for us to raise additional equity. As of March 22, 2002, we had 32,675,685 shares of common stock outstanding. The shares of common stock underlying the warrants granted to the selling stockholders registered hereby will be freely tradable upon their sale pursuant to this prospectus. Furthermore, up to 4,878,059 shares issuable upon the exercise of options outstanding as of March 22, 2002 may become available for sale in the public markets. These options have a weighted average exercise price of $8.66 per share. To the extent that option holders exercise options in the future, investors could experience dilution to the extent of such option exercises. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price of our common stock or our ability to raise capital by offering equity securities.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of shares by the selling stockholders. The shares covered by this prospectus are, prior to their resale pursuant to this prospectus, issuable upon exercise of common stock purchase warrants. Upon any exercise of the warrants by payment of cash we will receive the exercise price of the warrants, which is initially $2.36 per share or $450,000 in the aggregate. To the extent we receive cash upon any exercise of the warrants, we expect to use that cash for general corporate purposes.

                                 DIVIDEND POLICY

      We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future.

                              SELLING STOCKHOLDERS

      On January 11, 2002, we granted Silicon Valley Bank a warrant to purchase approximately 190,678 shares of our common stock at a per share exercise price of $2.36. We granted the warrant to Silicon Valley Bank in connection with entering into an amended and restated loan and security agreement with them as of October 29, 2001 (which was further amended on November 8, 2001). In addition, we entered into a registration rights agreement with Silicon Valley Bank as of November 8, 2001, which was subsequently amended and restated on January 11, 2002. The warrant is exercisable at any time and from time to time until January 11, 2007. On January 11, 2002, Silicon Valley Bank transferred the warrant and the applicable registration rights to its parent, Silicon Valley Bancshares.

      All of the shares of common stock underlying the warrant were "restricted securities" under the Securities Act prior to this registration. Pursuant to the registration rights agreement, we are required to file a registration statement covering the resale of the shares of common stock underlying the warrant and to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective until the earlier of the date on which all of the shares offered by this prospectus have been sold, the date on which all of the shares may be resold by the selling stockholders without registration and without regard to volume limitations under Rule 144 of the Securities Act, or 60 months.

      The number of shares of common stock underlying the warrant is subject to adjustment, with limited exceptions, in the event that we engage in a reorganization, merger, pro rata offering of common stock or any other securities among our stockholders and in certain other instances. In addition, the actual number of shares of common stock covered by this prospectus, and included in the registration statement of which this prospectus is a part, includes additional shares of common stock that may be issued with respect to the warrant as a result of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, including additional shares of common stock that may be issued pursuant to the adjustments discussed above.

      The following table sets forth certain information, received through January 30, 2002. To our knowledge, information about the selling stockholders provided by or on behalf of the selling stockholders and with regard to the holdings of the selling stockholders, is accurate only to the extent that such information was disclosed to us by or on behalf of the selling stockholders. In addition, the warrants contain a "net exercise" provision, pursuant to which the selling stockholders may elect to exercise the warrants without paying cash. If the warrants are exercised pursuant to these provisions, the selling stockholders will acquire fewer shares than those indicated below. Because the selling stockholders may offer all, some or none of the shares of our common stock listed below, no estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders upon termination of any of the sales. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date on which they provided to us the information regarding their shares of common stock.

      Except as indicated below, none of the selling stockholders included in the table has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. We may amend or supplement this prospectus from time to time to update the disclosures contained herein.

       As of March 22, 2002, we had 32,675,685 shares of common stock outstanding. For purposes of the following table, we have assumed the issuance of common stock to the selling stockholders upon the exercise of their warrants for cash.

                                    SHARES OF COMMON STOCK                               SHARES OF COMMON STOCK
                                    OWNED PRIOR TO OFFERING      NUMBER OF SHARES OF     OWNED AFTER OFFERING (1)
                                    -----------------------         COMMON STOCK         ------------------------
NAME OF SELLING STOCKHOLDER         NUMBER          PERCENT          BEING SOLD          NUMBER           PERCENT
---------------------------         ------          -------          ----------          ------           -------
Silicon Valley Bancshares (2)       190,678            *              190,678               0                *

-----------------------
      *     Represents less than 1% of our outstanding common stock.

      (1) Assumes the sale by the selling stockholder of all shares of common stock offered by this prospectus.

      (2) As an affiliate of a registered broker-dealer, the selling stockholder acquired the securities being registered hereby in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements, either directly or indirectly, with any person to distribute such securities.

                              PLAN OF DISTRIBUTION

      This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 190,678 shares of our common stock. We will not receive any proceeds from this offering by the selling stockholders. Pursuant to the registration rights agreement, we are required to pay all expenses incurred in connection with the registration of the shares covered by this prospectus. Brokerage commissions, underwriter's fees, discounts and commissions and similar selling expenses, if any, attributable to the sale of the shares covered by this prospectus will be borne by the selling stockholders.

      When used in this prospectus, the term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders on the Nasdaq National Market or otherwise at prices and on terms then-prevailing or at prices related to the then-current market price and by one or more of, or a combination of, the following methods:

      - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

      - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

      -     in privately negotiated transactions; and

      -     in options transactions.

      In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

      In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders. Upon notification to us by a selling stockholder that any arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

      - the name of each such selling stockholder and of the participating brokers or dealers;

      -     the number of shares involved;

      -     the price at which such shares were sold;

      - the commissions paid or discounts or concessions allowed to such brokers or dealers, where applicable;

      - that such brokers or dealers did not conduct any investigation to verify the information set forth or incorporated by reference in this prospectus; and

      -     other facts material to the transaction.

      In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

      In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the
Section 2(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Since the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed "underwriters," they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

      We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.

      We will bear all expenses incurred in effecting the registration of the shares covered, or to be covered, by this prospectus, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements to our counsel and expenses of any special audits incidental to or required by this registration. However, the selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders in disposing of the shares. In addition, all expenses not otherwise borne by us will be borne pro rata among the selling security holders who hold shares covered by this prospectus.

      We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares covered by this prospectus against certain liabilities, including liabilities arising under the Securities Act.

      We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective until the earlier of the date on which all of the shares offered by this prospectus have been sold, the date on which all of the shares may be resold by the selling stockholders without registration and without regard to volume limitations under Rule 144 of the Securities Act, or 60 months. There is no assurance that the selling stockholders will offer for sale or sell any of the shares of common stock offered by this prospectus.

                                  LEGAL MATTERS

      Morrison & Foerster LLP, Irvine, California, will pass upon the validity of the common stock offered hereby for us.


                                     EXPERTS

      The consolidated financial statements and schedule of MTI Technology Corporation and subsidiaries as of April 7, 2001 and April 1, 2000, and for each of the years in the three-year period ended April 7, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================


YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR UNDERWRITER TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THESE SECURITIES.


================================================================================

================================================================================


                                 190,678 SHARES


                                       MTI
                                      LOGO


                                  COMMON STOCK

                                 _______________

                                   PROSPECTUS
                                 _______________




                                     , 2002


================================================================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.


                                                                      AMOUNT
                                                                     --------
     Registration fee...........................................     $     20
     Printing and engraving expenses............................        5,000
     Listing fee................................................        2,000
     Legal fees and expenses....................................       25,000
     Accounting fees and expenses...............................       18,000
     Miscellaneous expenses.....................................        3,000
                                                                     --------
           Total................................................     $ 53,020
                                                                     ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Amended Restated Bylaws, as amended, also provide for mandatory indemnification of its directors and executive officers, to the fullest extent permissible under Delaware law.

      The Registrant's Restated Certificate of Incorporation, as amended, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable to the company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions or (iv) any transaction from which the directors derived an improper personal benefit. The Restated Certificate of Incorporation also provides that the Registrant shall indemnify any director or officer to the maximum extent provided by Delaware law, and that such right of indemnification shall continue as to a person who has ceased to be a director or officer of the Registrant. Responsibility for determinations with respect to such indemnification will be made by the Board of Directors.

      In addition the Registrant has entered into indemnity agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

      The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgement under certain circumstances.

      The Registration Rights Agreement, filed as Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 6, 2001, provides for indemnification by the selling stockholders of MTI and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 16.  EXHIBITS

  EXHIBIT
   NUMBER                                DESCRIPTION
  -------                                -----------
     4.1     Form of Registration Rights Agreement between the Registrant and certain Purchasers, and schedule of such Purchasers, incorporated by reference to Exhibit 4.1 of the Registrant's Registration
             Statement on Form S-1 (No. 33-75180).

     4.2     Registration Rights Agreement among the Registrant, Dialogic System
             Corporation and NFT Ventures, Inc., dated June 15, 1992, as amended as of April 1, 1993 and as of February 11, 1994, incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (No. 33-75180).

     4.3     Registration Rights Agreement between the Registrant and NFT
             Ventures, Inc., dated November 30, 1992, incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form
             S-1 (No. 33-75180).

     4.4     Registration Rights Agreement between the Registrant and Dialogic
             Systems Corporation, dated November 30, 1992, incorporated by reference to Exhibit 4.11 of the Registrant's Registration
             Statement on Form S-1 (No. 33-75180).

     4.5 Specimen of the Amended Stock Certificate, incorporated by reference to Exhibit 4.6 of the Registrant's Annual Report on Form 10-K for the fiscal year ended April 7, 2001.

     4.6     Registration Rights Agreement between the Registrant and Silicon
             Valley Bank, dated November 8, 2001, incorporated by reference to
             Exhibit 4.7 of the Registrant's Quarterly Report on Form 10-Q for the period ended October 6, 2001.

     5.1     Opinion of Morrison & Foerster LLP.

    23.1 Consent of Morrison & Foerster LLP (included in its opinion filed as Exhibit 5.1).

    23.2     Consent of KPMG LLP.

    24.1     Power of Attorney (see signature page).

ITEM 17.  UNDERTAKINGS

      The undersigned hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the Registrant, MTI Technology Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on March 28, 2002.

                                    MTI TECHNOLOGY CORPORATION


                                    By: /s/ Thomas P. Raimondi, Jr.
                                       -----------------------------------------
                                       Thomas P. Raimondi, Jr.
                                       President, Chief Executive Officer and
                                       Vice Chairman of the Board of Directors

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Thomas
P. Raimondi, Jr. and Paul W. Emery, II, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                        DATE
---------                                -----                        ----
/s/Thomas P. Raimondi, Jr.     President, Chief Executive         March 28, 2002
--------------------------     Officer, Vice Chairman of the
 Thomas P. Raimondi, Jr.       Board of Directors (Principal
                               Executive Officer)

/s/Paul W. Emery, II           Chief Operating Officer, Acting    March 28, 2002
--------------------------     Chief Financial Officer and
 Paul W. Emery, II             Secretary (Principal Financial
                               and Accounting Officer)

/s/Franz Cristiani             Director                           March 28, 2002
--------------------------
 Franz Cristiani

SIGNATURE                                TITLE                        DATE
---------                                -----                        ----
/s/Val Kreidel                 Director                           March 29, 2002
--------------------------
 Val Kreidel

/s/Al Melrose                  Director                           March 29, 2002
--------------------------
 Al Melrose

/s/Raymond J. Noorda           Chairman of the Board of           March 29, 2002
--------------------------     Directors
 Raymond J. Noorda

/s/John Repp                   Director                           March 29, 2002
--------------------------
 John Repp

/s/Kent Smith                  Director                           March 29, 2002
--------------------------
 Kent Smith

/s/Ralph J. Yarro, III         Director                           March 29, 2002
--------------------------
 Ralph J. Yarro, III

                                  EXHIBIT INDEX

  EXHIBIT
   NUMBER                           DESCRIPTION
   ------                           -----------
     4.1     Form of Registration Rights Agreement between the Registrant and certain Purchasers, and schedule of such Purchasers, incorporated by reference to Exhibit 4.1 of the Registrant's Registration
             Statement on Form S-1 (No. 33-75180).

     4.2     Registration Rights Agreement among the Registrant, Dialogic System
             Corporation and NFT Ventures, Inc., dated June 15, 1992, as amended as of April 1, 1993 and as of February 11, 1994, incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (No. 33-75180).

     4.3     Registration Rights Agreement between the Registrant and NFT
             Ventures, Inc., dated November 30, 1992, incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form
             S-1 (No. 33-75180).

     4.4     Registration Rights Agreement between the Registrant and Dialogic
             Systems Corporation, dated November 30, 1992, incorporated by reference to Exhibit 4.11 of the Registrant's Registration
             Statement on Form S-1 (No. 33-75180).

     4.5 Specimen of the Amended Stock Certificate, incorporated by reference to Exhibit 4.6 of the Registrant's Annual Report on Form
             10-K for the fiscal year ended April 7, 2001.

     4.6     Registration Rights Agreement between the Registrant and Silicon
             Valley Bank, dated November 8, 2001, incorporated by reference to
             Exhibit 4.7 of the Registrant's Quarterly Report on Form 10-Q for the period ended October 6, 2001.

     5.1     Opinion of Morrison & Foerster LLP.

    23.1 Consent of Morrison & Foerster LLP (included in its opinion filed as Exhibit 5.1).

    23.2     Consent of KPMG LLP.

    24.1     Power of Attorney (see signature page).